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                                       EXHIBIT NO. 11

                         Falcon Products, Inc. and Subsidiaries
                         --------------------------------------

                         COMPUTATION OF NET EARNINGS PER SHARE
                                       (Unaudited)


                                                            Thirteen Weeks Ended
                                                        -----------------------------
                                                          January 27,    January 28,
Primary Earnings Per Share:                                  1996           1995
---------------------------                             -------------   -------------

Net earnings                                              $1,622,994     $1,278,737
                                                          ==========     ==========

Average number of common shares
   outstanding                                             9,522,661      9,439,485

Assumed exercise of options
   (treasury stock method)                                   277,375        232,957
                                                          ----------     ----------

         Shares for primary computation                    9,800,036      9,672,442
                                                          ==========     ==========


Net earnings per share                                          $.17           $.13
                                                                ====           ====

Fully Diluted Earnings Per Share:
---------------------------------
Net earnings                                              $1,622,994     $1,278,737
                                                          ==========     ==========

Average number of common shares
   outstanding                                             9,522,661      9,439,485

Assumed exercise of options
   (treasury stock method)                                   281,323        260,244
                                                          ----------     ----------

         Shares for fully diluted computation              9,803,984      9,699,729
                                                          ==========     ==========

Net earnings per share                                          $.17           $.13
                                                                ====           ====


Note: Share data has been adjusted to reflect the effects of the December 13, 1995, 10% stock dividend.
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